EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Harsco Corporation Savings Plan
Camp Hill, Pennsylvania
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-70710) of Harsco Corporation of our report dated June 29, 2018, relating to the financial statements and supplemental schedule of Harsco Corporation Savings Plan which appear in this Form 11-K for the year ended December 31, 2017.

/s/BDO USA, LLP
Harrisburg, Pennsylvania
June 29, 2018